Exhibit 24(b)(8)(f)(2):  Form of First Amendment to Fund Participation Agreement, effective as of April 1, 2017, by and among Voya Retirement Insurance and Annuity Company, Voya Insurance and Annuity Company and Federated Securities Corp.

FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

                THIS FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT (“Amendment”) is by and among VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY (“VRIAC”), VOYA INSURANCE AND ANNUITY COMPANY (“VIAC”) and FEDERATED SECURITIES CORP. (“Distributor”).

W I T N E S S E T H:

                WHEREAS, Distributor and ING Life Insurance and Annuity Company (n/k/a VRIAC) are parties to that certain Fund Participation Agreement dated as of January 6, 2011 (the “Original Agreement”); and

                WHEREAS, Distributor, VRIAC and VIAC desire to amend the Original Agreement to add VIAC as a party to the Original Agreement subject to the terms and conditions set forth herein.

                NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereto agree as follows:

1.             The parties hereto acknowledge and agree that VIAC is hereby added to the Original Agreement. VIAC acknowledges and agrees that VIAC shall be responsible for all liabilities and obligations under the Original Agreement as if VIAC was an original party to the Original Agreement. VRIAC and VIAC shall collectively be referred to as “Voya” in the Original agreement. Any references to “ING” in the Original Agreement are hereby deleted and replaced with “Voya” or, where appropriate, “VRIAC’ or “VIAC” respectively.

2.             The parties hereto further acknowledge and agree that VIAC and VRIAC’s assets shall be held and identified under separate financial intermediary numbers, which are issued by Distributor and attributed to VIAC and VRIAC respectively.

3.             Section 5 of the Original Agreement is hereby amended by deleting the fourth and fifth sentence and replacing the fourth and fifth sentences with the following:

“In consideration of the recordkeeping savings resulting from such arrangement, Distributor shall pay Voya an administrative fee, at the annual rates listed in Exhibit III, entitled “Exhibit B or C to the Fund Participation Agreement”, attached hereto, on the aggregate average monthly net asset value of Shares held in the accounts of the Funds listed in Exhibit III for which VIAC and VRIAC provide services under this Agreement. The effective date of any Administrative Fee shall be as of the date indicated on Exhibit III, entitled “Exhibit B or C to the Fund Participation Agreement.”

4.             Section 15(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(a) Amendments. Except as provided in this paragraph 15(a), this Agreement may be amended only by a writing signed by all parties, provided however, that the Distributor may amend Exhibit III, entitled “Exhibit B or C to the Fund Participation Agreement”, from time to time by posting an amended “Exhibit B or C to the Fund Participation Agreement” on the Funds’ website. Any such amendment shall be effective as of the date indicated on the amended “Exhibit B or C to the Fund participation Agreement.

5.             Exhibit III to the Original Agreement is hereby deleted and replaced with the new Exhibit III, entitled “Exhibit B or C to Fund Participation Agreement’, attached hereto.

6.             Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Original Agreement.

7.             All references in the Original Agreement to the “Agreement” shall be deemed to be references to the Original Agreement as amended hereby.

8.             Except as expressly provided herein, the Original agreement shall remain in full force and effect without any modification, amendment or change.

9.             This Amendment shall become effective as of April 1, 2017.

10.          If any term, provision, covenant or condition of this Agreement, or any application hereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceablility of such term, provision, covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth below by a duly authorized officer of each party.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY	FEDERATED SECURITIES CORP.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

VOYA INSURANCE AND ANNUITY COMPANY

By:

Name:

Title:

Date:

Exhibit B or C to Fund Participation Agreement

Federated

Funds and Shares subject to the
Fund Participation Agreement

and compensation Payable to insurer

(As applicable:  Exhibit B or Exhibit C to the Fund Participation Agreement)

As of April 29, 2016

The following lists the Funds and Shares subject to the Fund Participation Agreement and the compensation payable to Insurer pursuant to the Fund Participation Agreement. Administrative Service Fees are paid at an annual rate on the average net asset value of shares held in Fund accounts attributed to insurer pursuant to the Fund Participation Agreement.

A Fund marked with an asterisk (*) offers one class of shares that is undesignated but is subject to the same fee rates listed for the class that the Fund is grouped under. Each Fund’s prospectus shall control in case of any conflict with this Schedule.

The Administrative Service Fees will be distributed so long as the total amount payable to insurer, for each individual transfer agent system financial intermediary number, for the period is at least $XX.00.

Product 38511

Exhibit B or C to Fund Participation Agreement

Class P Shares

FUND LEGAL NAME	FUND NUMBER	CUSIP	FUND GROUP NAME	ADMINISTRATIVE SERVICES FEE BP	PAYMENT CYCLE
FEDERATED GOVERNMENT MONEY FUND II	402	313916751	FEDERATED INSURANCE SERIES	X	Monthly
FEDERATED HIGH INCOME BOND FUND II	336	313916306	FEDERATED INSURANCE SERIES	XX	Monthly
FEDERATED KAUFMANN FUND II	953	313916827	FEDERATED INSURANCE SERIES	XX	Monthly
FEDERATED MANAGED TAIL RISK FUND II	252	313916835	FEDERATED INSURANCE SERIES	XX	Monthly
FEDERATED QUALITY BOND FUND II	921	313916884	FEDERATED INSURANCE SERIES	XX	Monthly
FEDERATED BOND FOR U.S. GOVERNMENT SECURITIES II *	334	313916207	FEDERATED INSURANCE SERIES	XX	Monthly
FEDERATED MANAGED VOLATILITY FUND II *		313916108	FEDERATED INSURANCE SERIES	XX	Monthly

Class S Shares

FUND LEGAL NAME	FUND NUMBER	CUSIP	FUND GROUP NAME	ADMINISTRATIVE SERVICES FEE BP	PAYMENT CYCLE
FEDERATED GOVERNMENT MONEY FUND II +	330	313916504	FEDERATED INSURANCE SERIES	X	Monthly
FEDERATED HIGH INCOME BOND FUND II	250	313916843	FEDERATED INSURANCE SERIES	XX	Monthly
FEDERATED KAUFMAN FUND II	957	313916777	FEDERATED INSURANCE SERIES	XX	Monthly
FEDERATED MANAGED TAIL RISK FUND II	928	313916819	FEDERATED INSURANCE SERIES	XX	Monthly
FDEDRATED QUALITY BOND FUND II	929	313916785	FEDERATED INSURANCE SERIES	XX	Monthly

*   The Administrative Services Fee has been reduced as described in the Temporary Fee Waivers document.

Product 38511